Exhibit 3.65

CERTIFICATE OF INCORPORATION

OF

SUNGARD EnFORM CONSULTING INC.

* * * * *

1. The name of the corporation is: SunGard EnFORM Consulting Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, with a par value of One Dollar $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follow:

Name	Mailing Address
Lynn A. Huebner	680 East Swedesford Road
Wayne, PA 19087

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

10. This certificate of incorporation shall be effective on December 31, 2003 at 12:00 PM EST.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of December, 2003.

/S/ Lynn A. Huebner
Lynn A. Huebner, Incorporator

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO

A CORPORATION PURSUANT TO SECTION 265

OF THE DELAWARE GENERAL CORPORATION LAW

1.	The date on which the limited partnership was first formed is November 27, 2001.

2.	The name of the limited partnership immediately prior to filing this Certificate of Conversion is: EnFORM Consulting LP

3.	The name of the corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) is: SUNGARD EnFORM CONSULTING INC.

4.	The limited partnership herein being converted is duly organized and existing under the laws of Delaware.

5.	By virtue of the filing if this Certificate with the office of the Delaware Secretary of State, EnFORM Consulting LP hereby converts from a Delaware limited partnership to a Delaware corporation to be known as SunGard EnFORM Consulting Inc.

6.	This Certificate of Conversion shall be effective on December 31, 2003 at 12:00 PM EST.

SUNGARD ENERGY SYSTEMS INC.,
General Partner

By:	/S/ John A. Andrus
John A. Andrus, President

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CAMINUS CORPORATION

(Pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware)

Caminus Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby states that the original date of incorporation was September 30, 1999 and does hereby further certify as follows that:

FIRST: The name of the corporation is: CAMINUS CORPORATION.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, with a par value of One Dollar ($1.00) per share, amounting in the aggregate to One Thousand ($1,000.00).

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, ad all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (v) for any transaction from which the director derived any improper personal benefit.

IN WITNESS WHEREOF, Caminus Corporation has caused this Certificate to be signed by its Chief Operating Officer and Executive Vice President this 9th day of April, 2003.

/S/ John A. Andrus
Name:	John A. Andrus
Title:	Chief Operating Officer and Executive Vice President

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENFORM CONSULTING LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is; EnFORM Consulting LP

2.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3.	The name and mailing address of the sole general partner is:

Name	Address
SunGard Energy Systems Inc.	901 South Mopac Expressway Building V, Suite 220 Austin, TX 78746

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Enform LP as of the 27th day of Nov, 2001.

SUNGARD ENERGY SYSTEMS INC.

By:
Sara G. Armstrong, Assistant
Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

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SUNGARD ENFORM CONSULTING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of SUNGARD ENFORM CONSULTING INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is SUNGARD CONSULTING SERVICES INC.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said SunGard Enform Consulting Inc. has caused this certificate to be executed by Michael J. Ruane, an Assistant Vice President, this 2nd day of December, 2005.

SUNGARD ENFORM CONSULTING INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant
Vice President